UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
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FORM 8-K
_______________________
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of Earliest Event Reported): December 21, 2023
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SOTERA HEALTH COMPANY
(Exact Name of Registrant as Specified in Charter)
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Delaware	001-39729	47-3531161
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)
9100 South Hills Blvd, Suite 300
Broadview Heights, Ohio 44147
(Address of Principal Executive Offices) (Zip Code)
(440) 262-1410
(Registrant’s telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report)
_______________________
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol	Name of Exchange on which registered
Common stock, $0.01 par value per share	SHC	The Nasdaq Stock Market LLC
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR 230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR 240.12b-2).
Emerging growth company   ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 8.01. Other Events.
As previously disclosed, on October 16, 2023, two subsidiaries of Sotera Health Company, Sotera Health LLC and Sterigenics U.S., LLC (“Sterigenics” and, together with Sotera Health LLC, the “Settling Defendants”), entered into a binding settlement term sheet (the “Settlement Term Sheet”) to pay $35 million (the “Settlement Payment”) to resolve ethylene oxide (“EO”) exposure claims brought by 79 claimants (each a "Settling Plaintiff" and collectively the “Settling Plaintiffs”) arising from alleged emissions of EO from Sterigenics’ operations in Atlanta, Georgia (the “Covered Claims”). The Covered Claims comprise a lawsuit that was scheduled to begin trial in the State Court of Gwinnett County, Georgia in October 2023 and claims being pursued by the same plaintiff’s counsel on behalf of 78 other claimants.
The settlement contemplated by the Settlement Term Sheet was subject to the satisfaction of several conditions, including that 100% of the Settling Plaintiffs consent to their respective payment allocations. This condition has been satisfied within the opt-in period specified in the Settlement Term Sheet. One plaintiff is dismissing his claim with prejudice and the 78 others have executed settlement agreements consenting to their allocations of the Settlement Payment in return for dismissing their claims with prejudice.
Pursuant to an Amendment to Settlement Term Sheet executed on December 21, 2023 (the “Amendment to the Settlement Term Sheet”), Sterigenics will make the Settlement Payment by the later of January 5, 2024 or five business days after counsel for the Settling Plaintiffs has created a qualified settlement fund. The Settling Plaintiffs in three claims involving plaintiffs who are minors will move to dismiss their Covered Claims with prejudice within one day of obtaining trial court approval of the settlement as required by Georgia law. All other Settling Plaintiffs will move to dismiss their Covered Claims with prejudice within three business days of Sterigenics making the Settlement Payment. Barring unforeseen developments, the Settling Defendants expect for the settlement to be completed and the 79 cases to be dismissed with prejudice in January 2024.
The Settling Defendants deny any liability for the Covered Claims and, per their express terms, neither the Settlement Term Sheet, the Amendment to the Settlement Term Sheet nor the settlement agreements with the Settling Plaintiffs constitute or are to be construed as an admission of liability or that the Settling Defendants or any related parties engaged in any wrongful, tortious, or unlawful activity or that the use and/or emission of EO from Sterigenics’ operations in Atlanta, Georgia, posed any safety hazard to the surrounding communities.
For more information about the settlement of the Covered Claims or about EO-related lawsuits more generally, please see our most recent Annual Report on Form 10-K and Quarterly Report on Form 10-Q and the Latest Updates in the EO section of our Investor Relations website at https://investors.soterahealth.com/latest-updates. The content on or connected to websites referred to in this Form 8-K is not incorporated by reference into, and does not form a part of, this Form 8-K.

Forward-looking Statements
This report contains forward-looking statements that reflect management’s expectations about future events and speak only as of the date hereof. You can identify these forward-looking statements by the use of forward-looking words such as “will,” “expect,” “may,” “could,” “believe,” “continue,” or other comparable words. Any forward-looking statements contained in this report are based upon current plans, estimates and expectations in light of information currently available to us. The inclusion of this forward-looking information should not be regarded as a representation by us that the future plans, estimates or expectations contemplated by us will be achieved. These forward-looking statements are subject to various risks, uncertainties and assumptions including, without limitation, changes in environmental, health and safety regulations; satisfaction of conditions to completing the settlement; the impact of, and developments in, current and future legal proceedings and liability claims related to purported exposure to emissions of EO from Sterigenics’ facilities; and the possibility that other claims will be made in the future, including in Georgia. For additional discussion of these and related risks and uncertainties, please refer to the Company’s other filings with the SEC, such as its annual and quarterly reports. We do not undertake any obligation to publicly update or revise these forward-looking statements, except as required by law.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Sotera Health Company (Registrant)

Date: December 21, 2023	By:	/s/ Alexander Dimitrief
Alexander Dimitrief
Senior Vice President, General Counsel and Secretary